RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323

RADIENT PHARMACEUTICALS’ DECONSOLIDATED SUBSIDIARY JADE PHARMACEUTICALS INC. CLOSES $900,000 BRIDGE FINANCING

(TUSTIN, CA) February 3, 2011/Marketwire –Jade Pharmaceuticals Inc., a China based pharmaceutical company and deconsolidated subsidiary of Radient Pharmaceuticals Corporation (NYSE Amex: RPC), a US-based company specializing in the research, development, and international commercialization of In Vitro Diagnostic cancer tests, reported today it has closed on $900,000 in bridge financing.

The financing will be used to underwrite legal and accounting expenses associated with the previously announced anticipated merger of JPI and Shanxi BaoTai Pharmaceutical Co., Ltd. (BaoTai) — a privately-owned pharmaceutical manufacturing company located in Taiyuan, China.

According to Douglas MacLellan, Chairman and CEO of RPC, “This bridge financing is an important part of our overall financing strategy that will allow us to move ahead with our planned merger with BaoTai, after which, we hope to list public shares of the newly formed organization on a public exchange.  Our primary focus is to exploit the core competencies of JPI and BaoTai to ultimately build a high-growth business that delivers novel cancer-centric pharmaceutical products to global, in-demand markets.“

JPI is the second leading provider of Domperidone™ — an antiemetic pharmaceutical product used to prevent nausea and vomiting caused by chemotherapy treatment and/or other medications given to patients. Annual Domperidone sales in China are estimated to be $250 million at the patient level, and approximately $125 million at the wholesale level, with an annual growth rate of 15%. We believe the combined companies will be in a strong position to gain at least 50% of the Chinese Domperidone market within the next 3 years. In addition, both companies have a solid product pipeline that should enable them to introduce a minimum of five additional cancer‐centric products to market each of which has the potential to generate $50 million in gross revenues by FY2015.

RPC owns approximately 98% of JPI, which is a China‐based pharmaceutical company engaged in the manufacture and distribution of generic and homeopathic pharmaceutical products. JPI operates a wholly‐owned Chinese subsidiary Jiangxi Jiezhong Bio‐Chemical Pharmacy Company Limited (JJB).  For additional information on Radient Pharmaceuticals, AMDL Diagnostics Inc., JPI and its portfolio of products visit the Company’s corporate website at www.Radient‐Pharma.com. For Investor Relations information contact Kristine Szarkowitz at IR@Radient‐Pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:

Headquartered in Tustin, California, Radient Pharmaceuticals is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® Test Kits for colon-rectal cancer recurrence monitoring. The company’s focus is on the discovery, development and commercialization of unique high-value diagnostic tests that help physicians answer important clinical questions related to early disease-state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward-Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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